Item 2

City of Buenos Aires, May 2, 2018

Mercado de Valores de Buenos Aires

Notice: CPSA-GG-N-0195/18-AL
Subject: List – Annual Meeting held on April 27, 2018.

Ladies and gentlemen,

I am pleased to address you in my capacity as Head of Market Relations of Central Puerto S.A. so as to attach the list of members of the Board of Directors, the Supervisory Committee and the External Auditor appointed at the Annual Ordinary Shareholders’ Meeting held on April 27, 2018.

Yours,

Leonardo Marinaro
Head of Market Relations
Central Puerto S.A.

CENTRAL PUERTO S.A.
MEMBERS OF THE BOARD OF DIRECTORS AND OF THE SUPERVISORY COMMITTEE AND
EXTERNAL AUDITORS APPOINTED AT THE ANNUAL ORDINARY SHAREHOLDERS’ MEETING
HELD ON APRIL 27, 2018

DIRECTORS:

OSVALDO ARTURO RECA
MIGUEL DODERO
OSCAR GOSIO
JUAN JOSE SALAS
DIEGO GUSTAVO PETRACCHI
TOMAS PERES
TOMAS JOSE WHITE
JORGE ANIBAL RAUBER
CRISTIAN LOPEZ SAUBIDET
JORGE EDUARDO VILLEGAS
LILIANA AMELIA MURISI

DEPUTY DIRECTORS:

MARCELO ATILIO SUVA
JUSTO PEDRO SAENZ
ADRIAN GUSTAVO SALVATORE
JAVIER ALEJANDRO TORRE
RUBEN OMAR LOPEZ
OSCAR MAURICIO GUILLANI
GONZALO BALLESTER
JOSÉ LUIS MOREA
JUAN PABLO GAUNA OTERO
DIEGO FEDERICO CERDEIRO
PABLO JAVIER VEGA

SUPERVISORY COMMITEE MEMBERS:

CARLOS CESAR ADOLFO HALLADJIAN
EDUARDO ANTONIO EROSA
JUAN ANTONIO NICHOLSON

SUPERVISORY COMMITEE DEPUTY MEMBERS:

CARLOS ADOLFO ZLOTNITZKY
HORACIO RICARDO EROSA
LUCAS NICHOLSON

EXTERNAL AUDITOR

GERMÁN CANTALUPI (Professional Council in Economic Sciences for the City of Buenos Aires, registered under Volume 248, Page 60): Certifying Accountant.

EZEQUIEL CALCIATI (Professional Council in Economic Sciences for the City of Buenos Aires, registered under Volume 163, Page 233): Deputy Certifying Accountant.
Estudio Pistrelli, Henry Martin & Asociados S.R.L.